EXHIBIT 1.2

                     FEDERAL MORTGAGE MANAGEMENT II, INC.

          $5,000,000 Aggregate Principal Amount of Promissory Notes

                          SELECTED DEALER AGREEMENT

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Name of Firm

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Street Address

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City, State, Zip Code

      Executive Wealth Management Services, Inc., 2323 Stickney Point Road, Sarasota, Florida 34231, announces its participation as underwriter on a best efforts basis as agents for Federal Mortgage Management II, Inc. (the "Company"), subject to the terms and conditions of our Underwriting Agreement with the company, an aggregate of up to $5,000,000 aggregate principal amount of promissory notes (the "Notes") of the Company as described below. The offering is more fully described in the Prospectus. We invite your participation on the terms and conditions stated herein:

      1. OFFERING TO SELECTED DEALERS. We are offering to certain dealers ("Selected Dealers") who are members of the National Association of Securities Dealer's, Inc. ("NASD"), including yourselves, the privilege of selling, when, as and if delivered and accepted by us, subject to prior sale and to the approval of counsel and to the terms and conditions hereof, Notes at the public offering price of $1,000, on which you will be due a selected dealers commission stated as follows:

            SERIES        COMMISSION        MATURITY         RATE
            ------        ----------        --------         ----
            1996A-I          3.0%         _______, 1999       8.0%
            1996A-II         4.5%         _______, 2001       9.0%
            1996A-III        7.0%         _______, 2002      10.0%

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      In addition to the commission stated above Selected Dealers will be entitled to a 2% non-accountable expense allowance.

      Subscription books may be closed by us at any time in our discretion without notice and the right is reserved to reject any subscription in whole or in part, but notification of allotments against and rejections of subscriptions will be made as promptly as practicable.

      2. SALES BY SELECTED DEALERS. You agree that in selling the Notes hereunder, you will comply with the applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934 and the interpretation of the Board of Governors of the NASD entitled "Free Riding and Withholding". Notes shall not be offered or sold below the public offering price before the termination of the offering by dealers who are members in good standing of the NASD or foreign dealers not registered under the Securities Exchange Act of 1934 who shall agree not to sell or deliver any Notes in the United States, its territories or possessions or to persons who they have reason to believe are citizens thereof or residents therein.

      3. ESCROW PAYMENT AND DELIVERY. During the period of the Public Offering, in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), all proceeds received from the sale of the Notes will be transmitted by the Representative by noon of the next business day after receipt thereof to a special escrow account entitled "SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A., ESCROW AGENT - FEDERAL MORTGAGE MANAGEMENT II, INC." with SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A., 1800 Second Street, Suite 770, Sarasota, Florida 34236. All proceeds in the form of subscriber's checks will be at the public offering price and made payable to the escrow account.

      Payment for Notes sold directly by you shall be made by check payable to the order of "SOUTHTRUST ASSET MANAGEMENT COMPANY OF FLORIDA, N.A.". The above payments for sales made by you shall be made at the public offering price and the Selected Dealers' Commission payable to you hereunder shall be paid to you promptly after the breakage of escrow for the offering.

      4. POSITION OF SELECTED DEALERS AND UNDERWRITERS. You represent that you are a member in good standing of the NASD, or, if a foreign dealer, that you will not sell or deliver any Notes in the United States, its territories or possessions or to persons who you have reason to believe are citizens thereof or residents therein. You also confirm that you have complied with the prospectus delivery requirements of Securities Act Release No 4968 and had and will comply with such requirements of rule 15c-8 under the Securities Exchange Act of 1934.

      You, by your acceptance to sell these Notes represent that neither you nor any of your directors, officers, partners or "persons associated with" you (as defined in the By-Laws of the

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NASD) nor, to your knowledge, any "related person", as defined by the NASD in its Interpretation with Respect to Review of Corporate Financing have participated or intend to participate in any transaction or dealing as to which documents or information are required to be filed with the NASD pursuant to such Interpretation or its Statement of Policy Concerning Venture Capital and Other Investments.

      You are not authorized to give any information or make any representations other than as contained in the Prospectus. Neither we nor any Underwriter shall be under any liability to you, except for obligations expressly assumed by us in this Agreement, and no obligations on our part shall be implied or inferred here from, but you shall be liable for your proportionate share of any tax, liability or expense based on any claim to the contrary.

      In making sales you hereby agree to comply with the provisions of Sections 8, 24, 25 and 36 of Article III of the Rules of Fair Practice of the NASD and if you are a foreign dealer and not a member of the NASD, you also hereby agree to comply with the NASD's interpretation with respect to free-riding and withholding, to comply, as though you were a member of the NASD, with the provisions of Sections 8 and 36 of Article III of such Rules of Fair Practice, and to comply with Section 25 or Article III thereof as that section applies to a non-member foreign dealer.

      5. REGISTRATION STATEMENT. We have been advised by the Company that a Registration Statement in respect of the Notes under the Securities Act of 1933, amended, has or will soon become effective. Neither you nor any other person is authorized by the Company or by us to give any information or make any representations, other than those contained in the Prospectus, in connection with the issue and sale of the Notes.

      6. CLAIMS, DEMANDS, AND LIABILITIES. You agree to pay your proportionate share of any claim, demand or liability asserted against and discharged by you and the other Selected Dealers, or any of them who sell Notes in accordance with the terms of this Agreement, or asserted against and discharged by us, based on the claim that such Selected Dealers constitute an association, unincorporated business or other separate entity, including in each case your proportionate share of any expense incurred in defending against any such claim, demand or liability.

      7. BLUE SKY MATTERS. Upon application to us, we will inform you as to the states in which we believe the Notes have been qualified for sale under the respective securities or Blue Sky laws of such states. Neither we nor any Underwriter shall have any responsibility with respect to the right of any dealer to sell any of the Notes in any jurisdiction, notwithstanding any information we may furnish in that connection.

      8. DEFAULT. In the event of your default in any of your obligations hereunder, or in

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the performance of the terms and conditions of your agreement, we may in our discretion, in addition to other remedies reserved hereunder, sell at any time, or from time o time, any Notes which you have accepted and agreed to sell without notice, demand or legal proceedings, at such price and upon such terms as we may deem fair and to such persons as we may desire. Notwithstanding any such action under this Section, you shall remain liable for any losses to us resulting from such default.

      9. LIABILITY OF THE REPRESENTATIVE. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering. Except as to any liability arising under the Securities Act of 1933, as amended, we shall not be under any liability to you for or in respect of the value of validity of the Notes or the validity of the form of, or the representations contained in the Registration Statement or the Prospectus, or in any amendments or supplement to any of the, or in the Underwriting Agreement or in any other instrument executed by the Company or by other, or for the delivery of the Notes or the performance by the Company or others of any agreement on its or their part, nor shall we be liable under the provisions of this Agreement, or for any matter connected with this Agreement or any of the foregoing, except for lack of good faith and for obligations expressly assumed under this Agreement.

Please confirm the foregoing and indicate the number of Notes requested to be sold by you by telephone (941-921-9700) and by signing and returning at once to Mr. Guy S. Della Penna, Executive Wealth Management Services, Inc., 2323 Stickney Point Road, Sarasota, Florida 34231, the enclosed copy of the Acceptance and Order on the next page. Upon receipt thereof, this Agreement and such signed Acceptance and Order will evidence the agreement between us.

      10. REPRESENTATION OF SELECTED DEALER. You agree and represent to us that no beneficial owner of the issuer's unregistered securities, has any direct or indirect affiliation or association with you and that no officer, director or 5% or greater shareholder of the issuer has any direct or indirect affiliation or association with you.

Very truly yours,

By:____________________________
Guy S. Della Penna

Date:____________________________

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                             ACCEPTANCE AND ORDER

Executive Wealth Management Services, Inc.
2323 Stickney Point Road
Sarasota, Florida  34231

Dear Sirs:

      We hereby confirm our acceptance to sell __________ Promissory Notes of Federal Mortgage Management II, Inc., in accordance with all the terms and conditions stated in the foregoing letter setting forth the number of Promissory Notes reserved for sale by us and the price to be paid by subscribers. We hereby acknowledge receipt of the Prospectus relating to the above Promissory Notes, and we further state that in selling such Promissory Notes we have relied upon said Prospectus and on no other statements whatsoever, written or oral.

      We hereby confirm that we are in a member of good standing of the National Association of Securities Dealers, Inc., or if we are not such a member, we are a foreign bank, dealer or institution not registered under the Securities Exchange Act of 1934, as amended, which agrees to make no sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, and in making sales to comply with the National Association of Securities Dealers, Inc.'s interpretation with respect to free-riding and withholding. In connection with the sale of any of the Promissory Notes with respect to which a selling concession is received or granted to us, we agree: (i) to comply with Section 24 or Article III of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.; and (ii) if we are not a member of the National Association of Securities Dealers, Inc., to comply as though we were a member with the provisions of Sections 8 and 36 of such Article III and to comply with section 25 thereof as that Section applies to a non-member broker or dealer in a foreign country.

      We hereby confirm that no beneficial owner of the issuer's unregistered securities, has any direct or indirect affiliation or association with us.

SELECTED DEALER:_____________________________________

BY:__________________________________________________

DATE:________________________________________________

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